IN THE UNITED STATES DISTRICT COURT
FOR THE WESTERN DISTRICT OF OKLAHOMA

SECURITIES AND EXCHANGE COMMISSION,   )
                                                                                     )
                                                           Plaintiff,              )
                                                                                     )
                                                                                     )          Case No. CIV-00-1375-R
                                                                                     )
BROADBAND WIRELESS INTERNATIONAL       )
CORPORATION, a Nevada Corporation;                  )
BROADCOM WIRELESS COMMUNICATIONS   )
CORPORATION, an Oklahoma Corporation;             )
IVAN W. WEBB, and                                                  )
DONALD L. KNIGHT,                                               )
                                                                                     )
                                                            Defendants,       )
                                                                                     )
                                                            and                    )
                                                                                     )
BLACK GIANT RESOURCES CORPORATION,    )
an Oklahoma Corporation;                                            )
BROADBAND WIRELESS COMMUNICATIONS  )
CORPORATION, an Oklahoma Corporation;             )
MEDSCAN TECHNOLOGIES, INC., an Oklahoma  )
Corporation; and                                                           )
KIMBERLY KNIGHT,                                                )
                                                                                     )
                                                       Relief Defendants.  )

ORDER

     On this 7th day of February, 2001, this case comes on for hearing on the Application of Temporary Receiver to Approve Broadband Wireless International Corporation ("BBAN") Commencing Business Operations and the Objection thereto of creditor Steven R. Cox.

     The Court has heard evidence, considered the pleadings and arguments of counsel and finds and orders as follows:

     1.  The Court finds and concludes that it would be inequitable to permit the Temporary Receiver to Commence Business Operations as proposed by the Temporary Receiver without first paying Steven R. Cox the amount owed to Cox pursuant to his subordinated debenture. The Court directs and orders that Temporary Receiver redeem the subordinated debenture held by Steven R. Cox by payment to Cox of $150,000.00 principal, plus accrued interest at 12%.

     2.  The Application to Approve BBAN Commencing Business Operations is approved. BBAN is permitted to commence wireless communications business operations and to hire such managing officers and employees, to purchase supplies and equipment and to expend funds for such business operations out of Receivership assets.

Dated this 7th day of February, 2001.

      /s/ Robin J. Cauthron for David L. Russell
United States District Judge

Approved as to form:

/s/ Timothy J. Bomhoff
TIMOTHY J. BOMHOFF, OBA #13172
Conner & Winters, P.C.
One Leadership Square
211 N. Robinson, Ste. 1750
Oklahoma City, Oklahoma 73102
(405) 272-5711; (405) 232-2695 Facsimile

Attorney for Temporary Receiver

/s/ Ross Plourde
Ross Plourde, Esq.
10th Floor, Two Leadership Square
211 North Robinson
Oklahoma City, Oklahoma 73102-7103

Attorney for Creditor Steven R. Cox

/s/ Harold Loftin
Harold Loftin, Esq.
United States Securities and Exchange Commission
Fort Worth District Office
801 Cherry Street, 19th Floor
Fort Worth, Texas 76102